Exhibit 99.1

Navidea Biopharmaceuticals Announces $5 Million Private Placement with Existing Investor

DUBLIN, Ohio -- (BUSINESS WIRE)-- Navidea Biopharmaceuticals, Inc. (NYSE American: NAVB) (“Navidea” or the “Company”), a company focused on the development of precision immunodiagnostic agents and immunotherapeutics, is pleased to announce that it has executed an agreement with the Company’s largest shareholder, John K. Scott, Jr., to purchase $5 million of newly-designated Series E Redeemable Convertible Preferred Stock. Over the next 18 months, the Series E Preferred can be converted into approximately 2.17 million shares of Navidea’s common stock.

“We are pleased to receive continued support from our largest shareholder. Today’s financing provides additional strength to our balance sheet and will allow our company to accelerate potential value-accretive investments, including our therapeutics pipeline,” commented Jed Latkin, Chief Executive Officer of Navidea. “We look forward to providing additional updates on the progress of our ongoing studies across our portfolio on our earnings call later this month.”

John K. Scott, Jr. commented, “I am pleased to be given the opportunity to continue to support Navidea as it moves some of its key assets into the next phase of development. As a stockholder in Navidea since December 2003, I believe in the Company’s drug candidates and the positive contributions they can make to individuals and the scientific community.”

The securities offered and to be sold by Navidea in the private placement to Mr. Scott have not been registered under the Securities Act of 1933 (the “Securities Act”), as amended, or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (the “SEC”) or an applicable exemption from registration requirements. Navidea has agreed to file a registration statement with the SEC covering the resale of the shares of common stock to be issued to Mr. Scott.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of Navidea's securities. No offer, solicitation or sale will be made in any state or other jurisdiction in which such offering, solicitation or sale would be unlawful.

About Navidea

Navidea Biopharmaceuticals, Inc. (NYSE American: NAVB) is a biopharmaceutical company focused on the development of precision immunodiagnostic agents and immunotherapeutics. Navidea is developing multiple precision-targeted products based on its Manocept™ platform to enhance patient care by identifying the sites and pathways of disease and enable better diagnostic accuracy, clinical decision-making, and targeted treatment. Navidea’s Manocept platform is predicated on the ability to specifically target the CD206 mannose receptor expressed on activated macrophages. The Manocept platform serves as the molecular backbone of Tc99m tilmanocept, the first product developed and commercialized by Navidea based on the platform. Navidea’s strategy is to deliver superior growth and shareholder return by bringing to market novel products and advancing the Company’s pipeline through global partnering and commercialization efforts. For more information, please visit www.navidea.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward-looking statements include our expectations regarding pending litigation and other matters. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things: market and other conditions, our history of operating losses and uncertainty of future profitability; the final outcome of any pending litigation; our ability to successfully complete research and further development of our drug candidates; the timing, cost and uncertainty of obtaining regulatory approvals of our drug candidates; our ability to successfully commercialize our drug candidates; dependence on royalties and grant revenue; our ability to implement our growth strategy; anticipated trends in our business; our limited product line and distribution channels; advances in technologies and development of new competitive products; our ability to comply with the NYSE American continued listing standards; our ability to maintain effective internal control over financial reporting; the impact of the current coronavirus pandemic; and other risk factors detailed in our most recent Annual Report on Form 10-K and other SEC filings. You are urged to carefully review and consider the disclosures found in our SEC filings, which are available at http://www.sec.gov or at http://ir.navidea.com.

Investors are urged to consider statements that include the words “will,” “may,” “could,” “should,” “plan,” “continue,” “designed,” “goal,” “forecast,” “future,” “believe,” “intend,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions, as well as the negatives of those words or other comparable words, to be uncertain forward-looking statements.

You are cautioned not to place undue reliance on any forward-looking statements, any of which could turn out to be incorrect. We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this report, except as required by law. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this report may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Contacts

Navidea Biopharmaceuticals, Inc.
Jed Latkin
Chief Executive Officer
614-973-7490
jlatkin@navidea.com

Joel Kaufman
Chief Business Officer
614-822-2372
jkaufman@navidea.com